Exhibit 10.3

             CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
                 SERIES A 7% SENIOR CONVERTIBLE PREFERRED STOCK

                                       of

                                 RCN CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

      We, the undersigned, John J. Jones, Executive Vice President, General Counsel and Corporate Secretary, and Bruce C. Godfrey, Executive Vice President and Chief Financial Officer, of RCN Corporation, a Delaware corporation (hereinafter called the "CORPORATION"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, do hereby make this Certificate of Designations and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors duly adopted the following resolutions:

      RESOLVED, that, pursuant to Article FOURTH of the Certificate of Incorporation (which authorizes 25,000,000 shares of preferred stock, $1.00 par value ("PREFERRED STOCK")), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

      RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

      1. Number and Designation. 708,000 shares of the Preferred Stock of the Corporation shall be designated as Series A 7% Senior Convertible Preferred Stock (the "SERIES A PREFERRED STOCK") (including 458,000 shares of Series A Preferred Stock reserved exclusively for the payment of dividends pursuant to paragraph 4).

      2. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

      "ADDITIONAL AMOUNT" shall have the meaning set forth in paragraph 4(a) hereof.






(NY) 17431/028/CD/cert.desig.pref.wpd(2)

      "AFFILIATE" means, with respect to any specified person, any other person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling," and "controlled" have meanings correlative to the foregoing.

      "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

      "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York City, New York generally are authorized or required by law or other governmental actions to close.

      "CAPITAL STOCK" means, with respect to any person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of such person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

      "CHANGE OF CONTROL" means the occurrence of any of the following events:
(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Kiewit Holders, is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Corporation; or
(b) the Corporation consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into the Corporation, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Corporation is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Corporation is converted into or exchanged for Voting Stock of the surviving or transferee corporation or its parent corporation and/or cash, securities or other property in an amount which could be paid by the Corporation under the terms of the Corporation's credit and financing agreements and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Kiewit


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Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation, as applicable; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of the Kiewit Holders) to constitute a majority of the Board of Directors then in office.

      "COMMON STOCK" means the Corporation's common stock, par value $1.00 per share.

      "CURRENT MARKET PRICE" means the average of the daily Market Prices of the Common Stock for ten consecutive trading days immediately preceding the date for which such value is to be computed.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

      "ISSUE DATE" means the original date of issuance of shares of Series A Preferred Stock.

      "KIEWIT HOLDERS" means Peter Kiewit Sons Inc., Level 3
Communications, Inc. and Level 3 Telecom Holdings, Inc. and any of their respective controlled Affiliates.

      "LIQUIDATION PREFERENCE" is an amount equal to $1,000.00 per share of Series A Preferred Stock.

      "MARKET PRICE" means, with respect to the Common Stock, on any given day,
(i) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (ii) if the Common Stock is so traded, but not so quoted, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or (iii) if the Common Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected


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
from time to time by the Corporation for that purpose. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors of the Corporation.

      "SPECIAL AMOUNT" with respect of any share of Series A Preferred Stock shall mean all dividends and other amounts which have become payable in respect of such share under paragraph 4(a) but which have not been paid. The Special Amount with respect to any such share shall be reduced by the amount of any such dividends and other amounts actually paid in respect of such share under paragraph 4(c) (including any such amounts paid in shares of Series A Preferred Stock pursuant to paragraph 4(f)).

      "VOTING STOCK" means, with respect to any person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such person.

      3. Rank. (a) Any class or series of stock of the Corporation shall be deemed to rank:

              (i) prior to the Series A Preferred Stock, either as to the payment of dividends or other amounts or as to distribution of assets upon liquidation, dissolution or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends or other amounts and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of Series A Preferred Stock ("SENIOR SECURITIES");

             (ii) on a parity with the Series A Preferred Stock, either as to the payment of dividends or other amounts or as to distribution of assets upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of the Series A Preferred Stock and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or other amounts or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences (including, but not limited to preferences as to payment of dividends or other amounts distributable upon liquidation), without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("PARITY SECURITIES"); and

            (iii) junior to the Series A Preferred Stock, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or if the holders of the Series A Preferred Stock shall be entitled by the terms thereof to receipt of dividends or other amounts, and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of such stock or series (including, but not limited to preferences as to payment of dividends or other amounts distributable upon liquidation) ("JUNIOR SECURITIES").

     (b) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be.

     (c) The Series A Preferred Stock shall be subject to the creation of Junior Securities and Parity Securities.

      4. Dividends and Additional Amounts. (a) The holders of shares of Series A Preferred Stock shall be entitled to receive with respect to each share of Series A Preferred Stock, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at a rate per annum equal to seven percent (7%) of the Liquidation Preference per share, and an additional amount at a rate per annum equal to seven percent (7%) of the Special Amount with respect to any share of Series A Preferred Stock (an "ADDITIONAL AMOUNT"), if any, to be paid in accordance with the terms of this
Section 4. Such dividends and Additional Amounts shall be cumulative from the Issue Date and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (unless such day is not a Business Day, in which event such dividends and Additional Amounts shall be payable on the next succeeding Business Day) (each such date being a "DIVIDEND PAYMENT DATE" and each such quarterly period being a "DIVIDEND PERIOD"). Each such dividend and Additional Amount shall be payable to the holders of record of shares of the Series A Preferred Stock as they appear on the share register of the Corporation on the corresponding Record Date. As used herein, the term "RECORD DATE" means, with respect to the dividend payable on March 31, June 30, September 30 and December 31, respectively of each year, the preceding March 15, June 15, September 15 and December 15, or such other record date, not more


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
than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors.

     (b) The amount of dividends and Additional Amounts payable for each full Dividend Period for the Series A Preferred Stock shall be computed by dividing the annual seven percent (7%) rate by four. The amount of dividends and Additional Amounts payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series A Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of amounts payable under Section 4(a) hereof (including Special Amounts), on the Series A Preferred Stock. Except as expressly provided herein, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

     (c) Accrued and unpaid Special Amounts for any past Dividend Periods may be declared and paid on any subsequent Dividend Payment Date, to holders of record on the corresponding Record Date.

     (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividend, except any dividend paid to effectuate a stock split and except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any Parity Securities, nor shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Parity Securities or Junior Securities), unless in each case all Special Amounts have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of Parity Securities. When Special Amounts are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all Special Amounts and Additional Amounts declared upon shares of the Series A Preferred Stock and all dividends and additional amounts declared upon any other class or series of Parity Securities shall be declared ratably in proportion to the respective amounts of Special Amounts and Additional Amounts accumulated and unpaid on the Series A Preferred Stock and dividends and additional amounts accumulated and unpaid on such Parity Securities.

     (e) So long as any shares of the Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of,


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
or to effectuate a stock split on, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (any such dividend, distribution, redemption or purchase being hereinafter referred to as a "JUNIOR SECURITIES DISTRIBUTION") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) all Special Amounts on all outstanding shares of the Series A Preferred Stock and accrued and unpaid dividends and additional amounts on any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series A Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend and Additional Amount for the current Dividend Period with respect to the Series A Preferred Stock and the current dividend period with respect to such Parity Securities.

      (f) The Corporation may pay accrued dividends (including accrued and unpaid dividends), Additional Amounts (including accrued and unpaid Additional Amounts) , if any, and Special Amounts at its election, in cash or shares of Series A Preferred Stock, or any combination thereof. The number of shares of Series A Preferred Stock to be issued in circumstances when dividends, Additional Amounts or Special Amounts are paid with additional shares of Series A Preferred Stock will equal the cash amount of the dividend, Additional Amount, or Special Amount, as the case may be, payable (but for the operation of this Section 4(f)), divided by the Liquidation Preference, rounded to the nearest full share, up or down, after taking into account all shares of Series A Preferred Stock owned by the holder thereof, provided that if the resulting fractional share held by such holder equals one-half of a share of Series A Preferred Stock, such fractional share shall be rounded up to the nearest full share.

      5. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series A Preferred Stock shall be entitled to receive with respect to each share of Series A Preferred Stock an amount in cash equal to the Liquidation Preference, plus the Special Amount in respect of such share, plus an amount equal to all dividends and the Additional Amount accrued and unpaid thereon from the last Dividend Payment Date to the date of final distribution to


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such holders, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on all Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and all such other
Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Preferred Stock and any such other Parity
Securities if all amounts payable thereon were paid in full. For the purposes of this paragraph 5, (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

     (b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series A Preferred Stock, as provided in this paragraph 5, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock and any Parity Securities shall not be entitled to share therein.

      6. Redemption. (a) The Series A Preferred Stock shall not be redeemable by the Corporation prior to March 31, 2003. On and after March 31, 2003, to the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of Series A Preferred Stock, at any time in whole or from time to time in part, at a redemption price per share equal to the Liquidation Preference, plus the Special Amount in respect of such share, plus an amount equal to all dividends and the Additional Amount accrued and unpaid thereon from the last Dividend Payment Date to the date fixed for redemption, without interest.

     (b) To the extent the Corporation shall have funds legally available for such payment, on March 31, 2014, the Corporation shall redeem all outstanding shares of the Series A Preferred Stock, if any, at a redemption price per share in cash equal to the Liquidation Preference, plus the Special Amount in respect of such share, plus an amount equal to all dividends and the Additional Amount accrued and unpaid thereon from the last Dividend Payment Date to such date, without interest.

     (c) Shares of Series A Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware)


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have the status of authorized and unissued shares of the class of Preferred
Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and reacquired shares of Series A Preferred Stock shall be reissued or sold as Series A Preferred Stock.

     (d) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Series A Preferred Stock pursuant to paragraph 6(b) (the "MANDATORY REDEMPTION OBLIGATION"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Series A Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Series A Preferred Stock) or (ii) declare or make any Junior Securities Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Securities.

      7. Procedure for Redemption. (a) In the event that fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share).

     (b) In the event the Corporation shall redeem shares of Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series A Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date;
(ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends and Additional Amounts on the shares to be redeemed will cease to accrue on such redemption date.


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     (c) Notice having been mailed as aforesaid, from and after the redemption date, dividends and Additional Amounts on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

      8. Conversion. (a) Subject to the provisions of this paragraph 8, the holders of the shares of Series A Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert any or all outstanding shares (and fractional shares) of Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of a share of Series A Preferred Stock, adjusted as hereinafter provided, is referred to herein as the "CONVERSION RATIO." The Conversion Ratio as of any date shall be an amount equal to the sum of (i) the Liquidation Preference, (ii) the Special Amount and (iii) an amount equal to all dividends and the Additional Amount accrued thereon from the last Dividend Payment Date to such date, divided by $39.00, subject to adjustment from time to time pursuant to paragraph 8(g) hereof. Notwithstanding any call for redemption pursuant to paragraph 6, the right to convert shares so called for redemption shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption.

     (b) (i) In order to exercise the conversion privilege, the holder of the shares of Series A Preferred Stock to be converted shall surrender the certificate representing such shares at the office of the Corporation, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series A Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney, and an amount sufficient to pay any transfer or similar tax.


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    (ii) As promptly as practicable after the surrender by the holder of the certificates for shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, (x) a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph 8, (y) any cash adjustment required pursuant to Section 8(f), and (z) in the event of a conversion in part, a certificate or certificates for the whole number of Preferred Shares not being so converted.

   (iii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of whole shares of Common Stock equal to the product of the number of shares of Series A Preferred Stock surrendered times the Conversion Ratio in effect at such time on such date. All shares of Common Stock delivered upon conversion of the Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing the shares of Series A Preferred Stock to be converted, the shares to be so converted shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph 8 and a certificate or certificates representing the shares of Series A Preferred Stock not converted.

     (c) (i) Upon delivery to the Corporation by a holder of shares of Series A Preferred Stock of a notice of election to convert, the right of the Corporation to redeem such shares of Series A Preferred Stock shall terminate, regardless of whether a notice of redemption has been mailed as aforesaid.

    (ii) If a holder of Series A Preferred Stock delivers to the Corporation a notice of election to convert, the Series A Preferred Stock to be converted shall cease to accrue dividends and Additional Amounts pursuant to paragraph 4 but shall continue to be entitled to receive pro rata


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      dividends and Additional Amounts for the period from the last Dividend
      Payment Date to the date of delivery of the notice of election to convert in preference to and in priority over any dividends on any Junior Securities.

   (iii) Except as provided above and in paragraph 8(g), the Corporation shall make no payment or adjustment for accrued and unpaid dividends or Additional Amounts on shares of Series A Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends in cash on the shares of Common Stock issued upon such conversion.

     (d) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversions of the Series A Preferred Stock.

    (ii) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

     (e) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (f) In connection with the conversion by a holder of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be required to be issued to such holder, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price per share of Common Stock on the business day on which such shares of Series A Preferred Stock are deemed to have been converted.

     (g) (i) In case the Corporation shall at any time after the date of issue of the Series A Preferred Stock (A) declare a dividend or make a distribution on Common Stock payable in Common Stock, (B) subdivide or split the outstanding Common Stock, (C) combine or reclassify the outstanding Common Stock into a


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smaller number of shares, (D) issue any shares of its Capital Stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), or (E) consolidate with, or merge with or into, any other Person, the Conversion Ratio in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, consolidation, merger or reclassification shall be proportionately adjusted so that the conversion of the Series A Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Corporation (or shares of any security into which such shares of Common Stock have been combined, consolidated, merged or reclassified pursuant to clause 8(g)(i)(C), 8(g)(i)(D) or 8(g)(i)(E) above) which, if this Series A Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification, assuming such holder of Common Stock of the Corporation (x) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such recapitalization, sale or transfer was made, as the case may be ("CONSTITUENT PERSON"), or an affiliate of a constituent person and (y) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer (provided, that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such reclassification, change, consolidation, merger, recapitalization, sale or transfer by other than a constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this subparagraph 8(g) the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such adjustment shall be made successively whenever any event listed above shall occur.

    (ii) In case the Corporation shall issue or sell any Common Stock (other than Common Stock issued (A) pursuant to the Corporation's existing or future stock option plans or pursuant to any other existing or future Common Stock-related director or employee compensation plan of the Corporation approved by the Board of Directors, (B) as consideration for the acquisition of a business or of assets, (C) in a firmly committed underwritten public offering, (D) to the Corporation's joint venture partners in exchange for interests in the relevant joint venture or (E) upon exercise or conversion of any security the issuance of which caused an adjustment under paragraph 8(g)(i) or 8(g)(iii) hereof or the issuance of which did not require adjustment hereunder) without consideration or for a consideration per share less than the Current Market Price on the date of such issuance, or shall issue securities convertible into Common Stock having a conversion price per share less than the Current Market Price at the date of issuance of such convertible security, the Conversion Ratio to be in effect after such issuance or sale shall be determined by multiplying the Conversion Ratio in effect immediately prior to such issuance or sale by a fraction, (1) the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance or sale and the number of additional shares of Common Stock to be issued or sold (or, in the case of convertible securities, issued on conversion), and (2) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of additional shares of Common Stock so issued or sold (or issuable on conversion) would purchase at the Current Market Price in effect immediately prior to such issuance or sale. In case any portion of the consideration to be received by the Corporation shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined in good faith by the Board of Directors.

   (iii) In case the Corporation shall fix a record date for the issuance of rights, options or warrants (other than rights, options or warrants issued under a shareholders' rights plan) to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the Current Market Price on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Conversion Ratio shall be adjusted pursuant to paragraph 8(g)(ii) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph 8(g)(ii) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire in whole or in part unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph 8(g)), the Conversion Ratio shall again be adjusted as follows: (A) in the event that all of such rights, options or warrants expire unexercised, the Conversion Ratio shall be the Conversion Ratio that would then be in effect if such record date had not been fixed; (B) in the event that less than all of such rights, options or warrants expire unexercised, the Conversion Ratio shall be adjusted pursuant to paragraph 8(g)(ii) to reflect the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants that remain outstanding (without taking into effect shares of Common Stock issuable upon exercise of rights, options or warrants that have lapsed or expired); and (C) in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled, the Conversion Ratio shall be adjusted to reflect the Conversion Ratio which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock. Notwithstanding anything herein to the contrary, no further adjustment to the Conversion Ratio shall be made upon the issuance or sale of Common Stock upon the exercise of any rights, options or warrants to subscribe for or purchase Common Stock, if any adjustment in the Conversion Ratio was made or required to be made upon the record date for the issuance or sale of such rights, options or warrants under this clause 8(g)(iii).

    (iv) In case the Corporation shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness, assets or other property (other than (x) dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to, paragraph 8(g)(i) or 8(g)(iii) hereof, (y) cash dividends paid from the Corporation's retained earnings, or (z) distributions of stock or assets having an aggregate fair market value of less than $25 million), the Conversion Ratio to be in effect after such record date shall be determined by multiplying the Conversion Ratio in effect immediately prior to such record date by a fraction, (A) the numerator of which shall be the Current Market Price on such record date, and (B) the denominator of which shall be the Current Market Price on such record date, less the fair market value (determined as set forth in paragraph 8(g)(ii) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such record date had not been fixed. In addition to the foregoing, an adjustment to the Conversion Ratio shall be made in respect of dividends and distributions paid in cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph 8(g)(i) is made) where the sum of (1) all such cash dividends and distributions made within the preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value of other consideration paid in respect of any repurchases of Common Stock by the Corporation or any of its subsidiaries within the preceding 12 months in respect of which no adjustment has been made, exceeds 12.5% of the Corporation's market capitalization (being the product of the then Current Market Price of the Common Stock times the aggregate number of shares of Common Stock then outstanding on the record date for such distribution).

     (v) No adjustment to the Conversion Ratio pursuant to paragraphs 8(g)(ii), 8(g)(iii) or 8(g)(iv) above shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Ratio; provided however, that any adjustments which by reason of this paragraph 8(g)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 8(g) shall be made to the nearest four decimal points.

    (vi) In the event that, at any time as a result of the provisions of this paragraph 8(g), a holder of Series A Preferred Stock upon subsequent conversion shall become entitled to receive any shares of Capital Stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of Series A Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

     (h) All adjustments pursuant to this paragraph 8 shall be notified to the holders of the Series A Preferred Stock and such notice shall be accompanied by a schedule of computations of the adjustments

      9. Change of Control. (a) Subject to paragraph 9(c) and 9(d) below, upon the occurrence of a Change of Control (the date of such occurrence being the "CHANGE OF CONTROL DATE"), the Corporation shall be required to make an offer (the "CHANGE OF CONTROL OBLIGATION") to each holder of shares of Series A Preferred Stock to repurchase of such holder's shares of Series A Preferred Stock, or such portion thereof as may be determined by such holder, at a price per share in cash equal to the Liquidation Preference plus the Special Amount in respect of such share, plus an amount equal to all dividends and the Additional Amount accrued and unpaid thereon from the last Dividend Payment Date to the date of repurchase; provided, that the holders of Series A Preferred Stock shall not be entitled to tender any Series A Preferred Stock under this provision until such time as the Corporation has repurchased such debt securities as are required to be repurchased by the Corporation upon such event pursuant to Corporation's credit and financing agreements.

     (b) Such offer to purchase (the "CHANGE OF CONTROL OFFER"), shall take place on a Business Day (the "CHANGE OF CONTROL PAYMENT DATE") not later than 60 days following the Change of Control Date. Notice of a Change of Control Offer shall be given to holders of the Series A Preferred Stock, not less than 25 days nor more than 45 days before the Change of Control Payment Date. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Payment Date.

     (c) Notwithstanding the foregoing, the Corporation shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Corporation and purchases all shares of Series A Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

     (d) If the Corporation is required to make a Change of Control Offer, the Corporation will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Securities Exchange Act of 1934, and any other applicable securities laws and regulations.

     10. Voting Rights. (a) The holders of record of shares of Series A Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph 10 or as otherwise provided by law.

     (b) If and whenever six quarterly dividends or Additional Amounts payable on the Series A Preferred Stock have not been paid in full or if the Corporation shall have failed to discharge its Mandatory Redemption Obligation or its Change of Control Obligation, the number of directors then constituting the Board of Directors shall be increased by one and the holders of shares of Series A Preferred Stock, voting as a single class, shall be entitled to elect the additional director to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A Preferred Stock called as hereinafter provided. Whenever all arrears in dividends and Special Amounts on the Series A Preferred Stock then outstanding shall have been paid and dividends and Additional Amounts thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, or the Company shall have fulfilled its Mandatory Redemption Obligation or Change of Control Obligation, as the case may be, then the right of the holders of the Series A Preferred Stock to elect such additional director shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearage in six quarterly dividends or failure to fulfill any Mandatory Redemption Obligation or Change of Control Obligation), and the term of office of any person elected as director by the holders of the Series A Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after voting power to elect a director shall have become vested and be continuing in the holders of Series A Preferred Stock pursuant to this paragraph, or if a vacancy shall exist in the office of a director elected by the holders of Series A Preferred Stock, a proper officer of the Corporation may, and upon the written request of the holders of record of at least twenty-five percent (25%) of the shares of Series A Preferred Stock then outstanding addressed to the Secretary of the Corporation shall, call a special meeting of the holders of Series A Preferred Stock, for the purpose of electing the director which such holders are entitled to elect. If such meeting shall not be called by a proper officer of the Corporation within twenty (20) days after personal service of said written request upon the Secretary of the Corporation, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Corporation at its principal executive offices, then the holders of at least twenty-five percent (25%) of the outstanding shares of Series A Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the person so designated upon the notice required for the annual meeting of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders. Any holder of Series A Preferred Stock so designated shall have, and the Corporation shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof.

     (c) Without the written consent of holders of a majority of the outstanding shares of Series A Preferred Stock or the vote of holders of a majority of the outstanding shares of Series A Preferred Stock at a meeting of the holders of Series A Preferred Stock called for such purpose, the Corporation will not amend, alter or repeal any provision of the Certificate of Incorporation or this Certificate of Designations so as to adversely affect the preferences, rights or powers of the Series A Preferred Stock or to authorize the issuance or issue of any additional shares of Series A Preferred Stock; provided that any such amendment that changes any dividend or other amount payable on or the liquidation preference of the Series A Preferred Stock shall require the written consent of holders of two-thirds of the outstanding shares of Series A Preferred Stock or the vote of holders of two-thirds of the outstanding shares of Series A Preferred Stock at a meeting of the holders of Series A Preferred Stock called for such purpose.

     (d) Without the written consent of holders of a majority of the outstanding shares of Series A Preferred Stock or the vote of holders of a majority of the outstanding shares of Series A Preferred Stock at a meeting of such holders called for such purpose, the Corporation will not create, authorize or issue any Senior Securities.

     (e) Without the written consent of holders of a majority of the outstanding shares of Series A Preferred Stock or the vote of holders of a majority of the outstanding shares of Series A Preferred Stock at a meeting of the holders of Series A Preferred Stock called for such purpose, the Corporation shall not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person or adopt a plan of liquidation unless: either (1) the Corporation is the surviving or continuing person and the Series A Preferred Stock shall remain outstanding without any amendment that would adversely affect the preferences, rights or powers of the Series A Preferred Stock or (2) (i) the person (if other than the Corporation) formed by such consolidation or into which the Corporation is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Corporation substantially as an entirety or in the case of a plan of liquidation, the person to which assets of the plan of liquidation, the person to which assets of the Corporation have been transferred, shall be a corporation, partnership or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia and (ii) the Series A Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting person, having in respect of such successor, transferee or resulting person, the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series A Preferred Stock had immediately prior to such transaction. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more subsidiaries of the Corporation, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Corporation, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Corporation.

     (f) In exercising the voting rights set forth in this paragraph 10, each share of Series A Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the Series A Preferred Stock as a single class on any matter, then the Series A Preferred Stock shall have with respect to such matters one vote per $1,000 (or fraction thereof) of the aggregate Liquidation Preference plus Special Amounts. Except as otherwise required by applicable law or as set forth herein, the shares of Series A Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

     11. Reports. So long as any of the Series A Preferred Stock is outstanding, in the event the Corporation is not required to file quarterly and annual financial reports with the Securities and Exchange Commission pursuant to
Section 13 or Section 15(d) of the Exchange Act, the Corporation will furnish the holders of the Series A Preferred Stock with reports containing the same information as would be required in such reports.

     12. General Provisions. (a) The term "PERSON" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

     (b) The term "OUTSTANDING", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

     (c) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

     (d) Each holder of Series A Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and exchange, redemption and repurchase of, such securities by the Corporation are subject to restrictions on the Corporation contained in certain credit and financing agreements.

      IN WITNESS WHEREOF, RCN Corporation has caused this Certificate of Designations to be signed and attested by the undersigned this day of April, 1999.



                              RCN CORPORATION

                              By:
                                  -----------------------------------
                                  Name:
                                  Title:


                              By:
                                  -----------------------------------
                                  Name:
                                  Title:



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